UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): October 12, 2009

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 12, 2009, The Jones Financial Companies, L.L.L.P. (the “Partnership”), the parent company of Edward D. Jones & Co., L.P., its principal operating subsidiary, announced to its employees that the Partnership currently anticipates that it will undertake a registered offering of limited partnership interests in calendar year 2010. As with prior offerings, the limited partnership offering would generally be limited to current employees of the Partnership and its subsidiaries as identified by the executive committee of the Partnership pursuant to various objective and subjective criteria established by the executive committee. The executive committee members will not be permitted to participate in the offering. The terms of the limited partnership interests would be as described in the Partnership’s periodic filings with the U.S. Securities and Exchange Commission. The Partnership currently anticipates the net proceeds would be used for general corporate purposes.

The completion of the limited partnership offering would be subject to various factors, including the Partnership’s assessment of general economic conditions in 2010 as well as the firm’s overall performance in 2010. There can be no assurance that the limited partnership offering will be completed in 2010 or at all.

Cautionary Statement

This Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The offering of limited partnership interest will only be made pursuant to an applicable prospectus or other offering memorandum that the Partnership will distribute to eligible offerees. The offers of limited partnership interests will not be made to any individual in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the limited partnership offers to be made by a licensed broker or dealer, the limited partnership offers will be deemed to be made on behalf of the Partnership by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements

This Form 8-K contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “initiative,” “plan,” “intend,” “may,” “would,” “could,” “should,” “believe,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this Form 8-K, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgments on what the future may hold and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Our actual results may differ materially from our current expectations due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, as updated by our subsequent Quarterly Reports on Form 10-Q, and any of our Current Reports on Form 8-K. Many of these factors, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of the limited partnership offers; regulatory actions; litigation, changes in legislation; actions of competitors; changes in technology; a fluctuation or decline in the fair value of securities; changes in interest rates; securities theft; the ability of customers, other broker-dealers, banks, depositories and clearing organizations to fulfill contractual obligations; and general economic conditions. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward- looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Jones Financial Companies, L.L.L.P.

Date: October 12, 2009	By:	/s/ Kevin Bastien
Name: Kevin Bastien
Title: Chief Financial Officer

3